EXHIBIT 17

                                  FORM OF PROXY

                                                   YOUR VOTE IS IMPORTANT!

                                                     VOTE TODAY BY MAIL,
                                              TOUCH-TONE PHONE OR THE INTERNET
                                              CALL TOLL FREE 1-888-221-0697 OR
                                              LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: xxx xxx xxx xxx xx ***        Please fold and detach card at
                                                  perforation before mailing.
SCUDDER MASSACHUSETTS LIMITED TERM TAX FREE FUND

PROXY             SPECIAL MEETING OF SHAREHOLDERS - JULY 13, 2000


         The undersigned hereby appoints John Millette, Kathryn L. Quirk and John R. Hebble, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, MA 02110, on July 13, 2000, at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                        PLEASE  SIGN AND RETURN  PROMPTLY IN THE
                                        ENCLOSED   ENVELOPE.   NO   POSTAGE   IS
                                        REQUIRED.

                                        Dated ____________________________,2000

                                        Please  sign  exactly  as  your  name or
                                        names   appear.   When   signing  as  an
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give your full title as such.

                  [Name]
                  [Address]
                                        ________________________________________
                                           Signature(s) of Shareholder(s)

                                                     YOUR VOTE IS IMPORTANT!

                                                       VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-888-221-0697 OR
                                                LOG ON TO WWW.PROXYWEB.COM/xxxxx

           Please fold and detach card at perforation before mailing.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE --- PROPOSALS.

                   Please vote by filling in the boxes below.

                                                FOR all        WITHHOLD
                                                nominees       authority to
                                                listed         vote for all
                                                (except as     nominees listed
                                                noted in
                                                space
                                                provided)
PROPOSAL 1

To elect  Trustees to hold office  until
their  respective  successors  have been
duly  elected  and  qualified  or  until          _____             ______
their earlier resignation or removal.

NOMINEES:

(01) Henry P. Becton,  Jr. (02) Linda C.
Coughlin (03)  Dawn-Marie  Driscoll (04)
Edgar R.  Fiedler (05) Keith R. Fox (06)
Joan  Edelman  Spero  (07) Jean  Gleason
Stromberg   (08)  Jean  C.  Tempel  (09)
Steven Zaleznick

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

----------------------------------------
PROPOSAL 2                                    FOR        AGAINST        ABSTAIN

To  approve  an  Agreement  and  Plan of
Reorganization  for the Fund whereby all
or  substantially  all of the assets and
liabilities   of  the   Fund   would  be
acquired  by Scudder  Massachusetts  Tax
Free Fund in exchange  for shares of the
Class  S   Shares   class   of   Scudder
Massachusetts Tax Free Fund. PROPOSAL 3

To    ratify    the     selection     of
PricewaterhouseCoopers LLP as the Fund's
independent  accountants for the current
fiscal year.  The proxies are authorized
to vote in their discretion on any other
business  which may properly come before
the   meeting   and   any   adjournments
thereof.

                           PLEASE SIGN ON REVERSE SIDE